Exhibit 10.1
SECURITIES PURCHASE AGREEMENT

BETWEEN

CHINA GOLF  GROUP, INC.

AND

THE INVESTORS NAMED HEREIN

DATED

September 10, 2010

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of the 10th day of September, 2010 between China Golf Group, Inc., a Delaware corporation (the “Company”), and the investors named on the signature page of this Agreement (together, the “Investors” and each an “Investor”).

RECITALS:

WHEREAS, the Investors wish to purchase from the Company, upon the terms and subject to the conditions of this Agreement, for the Purchase Price (as hereinafter defined), up to an aggregate of up to Five Million Six Hundred Thousand (5,600,000) shares of common stock, par value $.001 per share (“Common Stock”).

WHEREAS, each Investor is purchasing the Common Stock in the amounts set forth in Schedule A of this Agreement;

WHEREAS, the parties intend to memorialize the terms on which the Company will sell to the Investors and the Investors will purchase the Common Stock;

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Article 1

INCORPORATION BY REFERENCE AND DEFINITIONS

1.1           Incorporation by Reference.  The foregoing recitals and the Exhibits and Schedules attached hereto and referred to herein, are hereby acknowledged to be true and accurate, and are incorporated herein by this reference.

1.2           Supersedes Other Agreements.  This Agreement, to the extent that it is inconsistent with any other instrument or understanding among the parties, shall supersede such instrument or understanding to the fullest extent permitted by law.

1.3           Certain Definitions. For purposes of this Agreement, the following capitalized terms shall have the following meanings (all capitalized terms used in this Agreement that are not defined in this Article 1 shall have the meanings set forth elsewhere in this Agreement):

1.3.1              “1933 Act” means the Securities Act of 1933, as amended.

1.3.2              “1934 Act” means the Securities Exchange Act of 1934, as amended.

1.3.3              “Affiliate” means a Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person(s) in question.  The term “control,” as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to exercise, directly or indirectly,  more than 50% of the voting rights attributable to the shares of such controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such controlled Person.

SECURITIES PURCHASE AGREEMENT BETWEEN
CHINA GOLF GROUP, INC. AND THE INVESTORS NAMED HEREIN

1.3.4              “Board of Directors” means the Board of Directors of the Company

1.3.5              “Bylaws” means the Bylaws of the Company, as the same may be amended from time to time.

1.3.6              “Certificate of Incorporation” means the Certificate of Incorporation of the Company, as the same may be amended from time to time.

1.3.7              “Closing” means the consummation of the transactions contemplated by this Agreement, all of which transactions shall be consummated contemporaneously with the Closing.

1.3.8              “Closing Date” means the dates on which each Closing shall occur.

1.3.9              “Closing Escrow Agreement” shall mean the agreement between the Company, the Investors and the Escrow Agent pursuant to which monies and securities are deposited into escrow to be disbursed at the Closing.  The Closing Escrow Agreement shall be in substantially the form of Exhibit B to this Agreement.

1.3.10              “Common Stock” means the Company’s common stock, par value $.001 per share.

1.3.11              “Company’s Governing Documents” means the Certificate of Incorporation and Bylaws.

1.3.12              “Delaware  Law” shall mean the Delaware General Business Corporation Law.

1.3.13              “Escrow Agent” means  Guzov Ofsink  LLC.

1.3.14              “Exempt Issuance”  means the issuance of (a) shares of Common Stock or options (not to exceed 5% of the shares of Common Stock outstanding on the date hereof) to employees, officers, directors of and consultants (other than consultants whose services relate to the raising of funds) of the Company pursuant to any stock or option plan that was or may be adopted by (i) a majority of independent members of the Board of Directors or (ii) a majority of the members of a committee of independent directors established for compensatory purposes, (b) securities issued pursuant to the Registration Rights Agreement, if any, and (c) securities issued upon the exercise or conversion of  any other options, warrants or convertible securities which are outstanding  on the date hereof.

1.3.15              “GAAP” means United States generally accepted accounting principles consistently applied.

1.3.16              “Lead Investor” means Alpine Venture Associates, LLC.

SECURITIES PURCHASE AGREEMENT BETWEEN
CHINA GOLF GROUP, INC. AND THE INVESTORS NAMED HEREIN

1.3.17              “Make Good Escrow Shares” means 2,000,000 shares of Common Stock.

1.3.18              “Material Adverse Effect” means any adverse effect on the business, operations, properties or financial condition of the Company or any of its Subsidiaries that is material and adverse to the Company and its Subsidiaries taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company or any Subsidiary to perform any of its material obligations under this Agreement, or the Registration Rights Agreement or to perform its obligations under any other material agreement.

1.3.19              “Person” means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

1.3.20              “Net Income” means net income determined in accordance with GAAP plus any cash or non-cash charges relating to the transaction contemplated by the Transaction Documents (including, without limitation, any charges for derivative instruments)

1.3.21               “Purchase Price” means an aggregate of up to Seven Million Dollars ($7,000,000) to be paid by the Investors to the Company for the Common Stock (or $1.25 per share of Common Stock).

1.3.22              “Registration Rights Agreement” means the registration rights agreement between the Investors and the Company in substantially the form of Exhibit D to this Agreement.

1.3.23              “Registration Statement” means the registration statement under the 1933 Act to be filed with the SEC for the registration of the Shares pursuant to the Registration Rights Agreement.

1.3.24              “Restricted Stockholders” shall have the meaning set forth in Section 6.13 of this Agreement.  Any lockups

1.3.25              “Restriction Termination Date” shall mean (i) the date on which the Investors shall have sold the shares of Common Stock acquired under this Agreement in the public market or (ii) two years from the date of the initial Closing, whichever shall first occur.

1.3.26              “Securities Escrow Agreement” shall mean the agreement between the Company, the Investors and the Escrow Agent pursuant to which securities are deposited into escrow to be held as provided in Section 6 of this Agreement.  The Securities Escrow Agreement shall be in substantially the form of Exhibit C to this Agreement.

1.3.27              “SEC” means the Securities and Exchange Commission.

1.3.28              “SEC Documents” means, at any given time, the Company’s latest Form 10-K and all Forms 10-Q and 8-K and all proxy statements or information statements filed between the date the most recent Form 10-K was filed and the date as to which a determination is being made.

1.3.29              “Subsidiary” means an entity in which the Company and/or one or more other Subsidiaries directly or indirectly own either 50% of the voting rights or 50% of the equity interests.

SECURITIES PURCHASE AGREEMENT BETWEEN
CHINA GOLF GROUP, INC. AND THE INVESTORS NAMED HEREIN

1.3.30              “Transaction Documents” means this Agreement, all Schedules and Exhibits attached hereto, the Registration Rights Agreement, the Closing Escrow Agreement, the Securities Escrow Agreement and all other documents and instruments to be executed and delivered by the parties in order to consummate the transactions contemplated hereby.

1.4           All references in this Agreement to “herein” or words of like effect, when referring to preamble, recitals, article and section numbers, schedules and exhibits shall refer to this Agreement unless otherwise stated.

Article 2

SALE AND PURCHASE OF SECURITIES; PURCHASE PRICE

2.1           Sale of Securities.

2.1.1              Upon the terms and subject to the conditions set forth herein, and in accordance with applicable law, the Company agrees to sell to each of the Investors, and each Investor severally agrees to purchase from the Company, on each Closing Date, the number of Common Stock set forth after the Investor’s name on Schedule A set forth for the portion of the Purchase Price set forth in Schedule A.  At or prior to each Closing each Investor shall wire the Investor’s portion of the Purchase Price to the Escrow Agent, who shall release the Purchase Price to the Company upon receipt of instructions from the Lead Investor and the Company as provided in the Escrow Agreement.  The Company shall cause the Common Stock to be issued to the Investors prior to the release of the Purchase Price to the Company by the Escrow Agent pursuant to the terms of the Closing Escrow Agreement.

Article 3

CLOSING DATE AND DELIVERIES AT CLOSING

3.1           Closing Date.   The initial closing shall occur on or before August 17, 2010 or on such other date and at such other place as may be mutually agreed by the parties (the “Initial Closing”) and shall result in gross proceeds of at least $1,000,000.   The Investors and the Company acknowledge and agree that the sale of shares of  Common Stock pursuant to this Agreement may occur at one or more  closings which shall occur no later than September 15, 2010 (each referred to herein as a “Closing” and each a “Closing Date”) which date may by extend by mutual consent of the Company and the Lead Investor.  Each Closing, unless expressly determined otherwise, shall be held at the offices of Guzov Ofsink, LLC, 600 Madison Avenue, New York,  New York 10022, at 2:00 P.M. local time.

3.2           Deliveries by the Company.  In addition to and without limiting any other provision of this Agreement, the Company agrees to deliver, or cause to be delivered, the following:

(a)      At or prior to Closing, an executed Agreement with all Exhibits and Schedules attached hereto;

(b)      At each Closing, shares of Common Stock  in the names of the Investors in the numbers set forth in Schedule A to this Agreement;

SECURITIES PURCHASE AGREEMENT BETWEEN
CHINA GOLF GROUP, INC. AND THE INVESTORS NAMED HEREIN

(c)      The executed Registration Rights Agreement;

(d)      The executed Closing Escrow Agreement and Securities Escrow Agreement;

(e)      Certifications in form and substance acceptable to the Company and the Investors from any and all brokers or agents involved in the transactions contemplated hereby as to the amount of commission or compensation payable to such broker or agent as a result of the consummation of the transactions contemplated hereby and from the Company or Investor, as appropriate, to the effect that reasonable reserves for any other commissions or compensation that may be claimed by any broker or agent have been set aside;

(f)      Evidence of approval by the Board of Directors of the Transaction Documents and the transactions contemplated hereby;

(g)      Executed disbursement instructions pursuant to the Closing Escrow Agreement;

3.3           Deliveries by Investors.  In addition to and without limiting any other provision of this Agreement, each Investor agrees to deliver, or cause to be delivered, to the Escrow Agent under the Closing Escrow Agreement, the following:

(a)      The Investor’s portion of the Purchase Price;

(b)      The  executed Agreement with all Exhibits and Schedules attached hereto;

(c)      The executed Registration Rights Agreement;

(d)      The executed Closing Escrow Agreement and Securities Escrow Agreement;

(e)      The executed disbursement instructions pursuant to the Closing Escrow Agreement; and

(f)      Such other documents or certificates as shall be reasonably requested by the Company or its counsel.

3.4           Further Assurances.  The Company and each Investor shall, upon request, on or after each Closing Date, cooperate with each other (specifically, the Company shall cooperate with the Investors, and each Investor shall cooperate with the Company) by furnishing any additional information, executing and delivering any additional documents and/or other instruments and doing any and all such things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

3.5           Waiver.  An Investor may waive any of the requirements of Section 3.2 of this Agreement, and the Company may waive any of the provisions of Section 3.3 of this Agreement.  The Investors may also waive any of the requirements of the Company under the Closing Escrow Agreement.

SECURITIES PURCHASE AGREEMENT BETWEEN
CHINA GOLF GROUP, INC. AND THE INVESTORS NAMED HEREIN

Article 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investors as of the date hereof and as of Closing Date (which warranties and representations shall survive the Closing regardless of any examinations, inspections, audits and other investigations the Investors have heretofore made or may hereinafter make with respect to such warranties and representations) as set forth below.   The Investors are entering into this Agreement in reliance on the representations and warranties set forth in this Agreement and no reliance is being placed on oral representations, if any, that may have been made prior to the execution and delivery of this Agreement.

4.1           Organization and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified to do business in any other jurisdiction where the nature of the businesses conducted by it or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified will not have a Material Adverse Effect on the business, operations, properties, assets, financial condition or results of operation of the Company and its Subsidiaries taken as a whole. The Subsidiaries are set forth on Schedule 4.l.1 to this Agreement.

4.2           Company’s Governing Documents.  Complete and accurate copies of the Company’s Governing Documents (a) have been provided to the Investors and (b) have been filed with the SEC in accordance with the regulations of the SEC and (c) will be in full force and effect on the Closing Date.

4.3           Capitalization.

4.3.1              The authorized and outstanding capital stock of the Company as of the date of this Agreement and as adjusted to reflect the issuance and sale of the Common Stock pursuant to this Agreement is set forth in Schedule 4.3.l to this Agreement.  Schedule 4.3.1 also lists all shares issuable pursuant to employment, consulting and other services agreements, acquisition agreements, options and equity-based incentive plans, debt securities, convertible securities, warrants, financing or business relationships as well as each agreement, plan, arrangement or understanding pursuant to which any shares of any class of capital stock may be issued, a copy of each of which has been provided to the Investors.

4.3.2              All shares of capital stock described above to be issued have been duly authorized and when issued, will be validly issued, fully paid and non-assessable and free of preemptive rights.

4.3.3              Except as set forth in Schedule 4.3.1, as of the date hereof, there are no outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of the Company, or agreements, understandings or arrangements to which the Company is a party, or by which the Company is or may be bound, to issue additional shares of its capital stock or options, warrants, scrip or rights to subscribe for, calls or commitment of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of any class of its capital stock.  The Company agrees to inform the Investors in writing of any additional warrants of other awards granted prior to the Closing Date.

SECURITIES PURCHASE AGREEMENT BETWEEN
CHINA GOLF GROUP, INC. AND THE INVESTORS NAMED HEREIN

4.4           Authority.  The Company has all requisite corporate power and authority to execute and deliver each of the Transaction Documents to which the Company is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of each of the Transaction Documents to which the Company is a party, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company is necessary to authorize this Agreement or to consummate the transactions contemplated hereby and thereby except as disclosed in this Agreement.  This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency and other laws of general application affecting the enforcement of creditors’ rights and except that any granting of equitable relief is in the discretion of the court.

4.5           No Conflict; Required Filings and Consents. Neither the issuance of the Common Stock, nor the execution and delivery of this Agreement and other Transaction Documents by the Company and the performance by the Company of its obligations hereunder and thereunder will:  (i) conflict with or violate the Company’s or any Subsidiary’s Governing Instruments; (ii) conflict with, breach or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, “Laws”) in effect as of the date of this Agreement and applicable to the Company or any Subsidiary; or (iii) result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to any other entity any right of termination, amendment, acceleration or cancellation of, require payment under, or result  in the creation of a lien or encumbrance on any of the properties or assets of the Company or any Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties or assets is bound, other than (with respect to clauses (i), (ii) and (iii) above) such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens that would not, in the aggregate, have a Material Adverse Effect.

4.6           Report and Financial Statements.  The Company’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC contains the audited consolidated financial statements of the Company and its Subsidiaries, certified by Friedman LLP, the Company’s independent registered accounting firm.  Each of the consolidated balance sheets contained in the Form 10-K fairly presents the financial position of the Company, as of its date, and each of the consolidated statements of income, stockholders’ equity and cash flows (including any related notes and schedules thereto) fairly presents the results of operations, cash flows and changes in stockholders’ equity, as the case may be, of the Company and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved.  The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.  The Company has not received any letters of comments from the SEC relating to any filing made by the Company with the SEC which has not been addressed by an amended filing, and each amended filing responds in all material respects to the questions raised by the staff of the SEC.

SECURITIES PURCHASE AGREEMENT BETWEEN
CHINA GOLF GROUP, INC. AND THE INVESTORS NAMED HEREIN

4.7           Compliance with Applicable Laws.  Neither the Company nor any Subsidiary is in violation of, or, to the knowledge of the Company is under investigation with respect to, or has been given notice or has been charged with the violation of, any Law of a governmental agency, except for violations which individually or in the aggregate do not have a Material Adverse Effect.

4.8           Brokers.  Except as set forth on Schedule 4.8, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

4.9           SEC Documents. The Investors acknowledge that the Company is a publicly held company and has made available to the Investors upon request true and complete copies of any requested SEC Documents.  The Company has registered its Common Stock pursuant to Section 12(d) of the 1934 Act.   The Company has not provided to the Investors any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act, and rules and regulations of the SEC promulgated thereunder and the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.10           Litigation.  To the knowledge of the Company, no litigation, claim, or other proceeding before any court or governmental agency is pending or to the knowledge of the Company, threatened against the Company, the prosecution or outcome of which may have a Material Adverse Effect.

4.11           Employment Agreements.  Except as disclosed in the Company’s Form 8-K filed on July 9, 2010, the Company does not have any agreement or understanding with any officer or director, and there has been no material change in the compensation of any officer and director from that shown in said Form 8-K.

4.12           Exemption from Registration. Subject to the accuracy of the Investors’ representations in Article V of this Agreement, except as required pursuant to the Registration Rights Agreement, the sale of the Common Stock will not require registration under the 1933 Act.  When issued the shares of Common Stock will be duly and validly authorized and issued, fully paid, and non-assessable.  The Company is issuing the Common Stock in accordance with and in reliance upon the exemption from registration afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(2) of the 1933 Act.

4.13           No General Solicitation or Advertising in Regard to this Transaction.  Neither the Company nor any of its Affiliates nor, to the knowledge of the Company, any Person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D as promulgated by the SEC under the 1933 Act) or general advertising with respect to the sale of the Common Stock , or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Common Stock under the 1933 Act, except as required herein.

SECURITIES PURCHASE AGREEMENT BETWEEN
CHINA GOLF GROUP, INC. AND THE INVESTORS NAMED HEREIN

4.14           No Material Adverse Effect.  Since December 31, 2009, no event or circumstance resulting in a Material Adverse Effect has occurred or exists with respect to the Company.  Since December 31, 2009, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under any applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in writing to the Investor.

4.15           Material Non-Public Information.  The Company has not disclosed to the Investors any material non-public information that (i) if disclosed, would reasonably be expected to have a material effect on the price of the Common Stock or (ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

4.16           Internal Controls And Procedures.  The Company and its Subsidiaries maintain books and records and internal accounting controls which provide reasonable assurance that (i) all transactions to which the Company or any Subsidiary is a party or by which their respective properties are bound are executed with management’s authorization; (ii) the recorded accounting of the Company’s consolidated assets is compared with existing assets at regular intervals; (iii) access to the Company’s consolidated assets is permitted only in accordance with management’s authorization; and (iv) all transactions to which the Company or any Subsidiary is a party or by which any of their respective properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with GAAP.

4.17           Full Disclosure.   No representation or warranty made by the Company in this Agreement and no certificate or document furnished or to be furnished to the Investors pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

SECURITIES PURCHASE AGREEMENT BETWEEN
CHINA GOLF GROUP, INC. AND THE INVESTORS NAMED HEREIN

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor severally and not jointly represents and warrants to the Company that:

5.1           Concerning the Investors.  The state in which any offer to purchase shares hereunder was made or accepted by any Investor is the state shown as such Investor’s address. The Investor was not formed for the purpose of investing solely in the Common Stock.

5.2           Authorization and Power.  The Investor has the requisite power and authority to enter into and perform this Agreement and to purchase the Common Stock being sold to it hereunder. The execution, delivery and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action.  This Agreement, the Registration Rights Agreement, the Closing Escrow Agreement, the Securities Escrow Agreement and the other Transaction Documents to which they are parties have been duly executed and delivered by each such Investor and at the Closing shall constitute valid and binding obligations of each such Investor enforceable against each such Investor in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency and other laws of general application affecting the enforcement of creditors’ rights and except that any granting of equitable relief is in the discretion of the court.

5.3           No Conflicts.  The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Closing Escrow Agreement, the Securities Escrow Agreement and the other Transaction Documents to which each such Investor is a party, and the consummation by such Investor of the transactions contemplated hereby or thereby or relating hereto or thereto do not and will not (i) result in a violation of such Investor’s charter documents or bylaws where appropriate or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which such Investor is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Investor or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on such Investor).  The Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of such Investor’s obligations under this Agreement the Registration Rights Agreement, the Closing Escrow Agreement, the Securities Escrow Agreement and the other Transaction Documents to which each such Investor is a party, or to purchase the Common Stock from the Company in accordance with the terms hereof.

5.4           Financial Risks.   Such Investor acknowledges that such Investor is able to bear the financial risks associated with an investment in the Common Stock being purchased by such Investor from the Company and that it has been given full access to such records of the Company and its Subsidiaries and to the officers of the Company and its Subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation. Such Investor is capable of evaluating the risks and merits of an investment in the securities being purchased by the Investor from the Company by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and the Investor is capable of bearing the entire loss of its investment in the securities being purchased by the Investor from the Company.

SECURITIES PURCHASE AGREEMENT BETWEEN
CHINA GOLF GROUP, INC. AND THE INVESTORS NAMED HEREIN

5.5           Accredited Investor.  The Investor is (i) an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act by reason of Rule 501(a)(3) and (6), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the securities being purchased by the Investor from the Company.

5.6           Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Investor.  Such Investor understands that any obligations under agreements or arrangements with brokers disclosed in Schedule 4.8 are obligations of the Company.

5.7           Knowledge of Company.  Such Investor and such Investor’s advisors, if any, have been, upon request, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the securities being purchased by such Investor from the Company.  Such Investor and such Investor’s advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries.

5.8           Risk Factors.  Each Investor understands that such Investor’s investment in the securities being purchased by such Investor from the Company involves a high degree of risk.  Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the securities being purchased by the Investor from the Company. Such Investor warrants that such Investor is able to bear the complete loss of such Investor’s investment in the securities being purchased by the Investor from the Company.

5.9           Full Disclosure. No representation or warranty made by such Investor in this Agreement and no certificate or document furnished or to be furnished to the Company pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Except as set forth or referred to in this Agreement, Investor does not have any agreement or understanding with any person relating to acquiring, holding, voting or disposing of any equity securities of the Company.

SECURITIES PURCHASE AGREEMENT BETWEEN
CHINA GOLF GROUP, INC. AND THE INVESTORS NAMED HEREIN

Article 6

COVENANTS OF THE COMPANY

6.1           Registration Rights.  The Company shall cause the Registration Rights Agreement to remain in full force and effect according to the provisions of the Registration Rights Agreement and the Company shall comply in all material respects with the terms thereof.  Except as set forth on Schedule 6.1, the Company does not have any agreement or obligation which would enable any Person to include securities in any registration statement required to be filed on behalf of the Investors pursuant to the Registration Rights Agreement and will not take any action which will give any Person any right to include securities in any such registration statement.  Except as set forth on Schedule 6.1, no Person has any demand or piggyback registration right with respect to any securities of the Company.  The Company will not file any registration statement covering any shares of Common Stock issuable to any officers, directors, Affiliates of or consultants to the Company until the earlier of (a) eighteen  (18) months from the initial Closing Date or (b) the Restriction Termination Date  provided, however, that the Company may file a registration statement on Form S-8 for shares issued or issuable pursuant to employee stock option plans for employees who are not officers, directors or Affiliates of the Company

6.2           Compliance with Laws. The Company hereby agrees to comply in all material respects with the Company’s reporting, filing and other obligations under the securities Laws.

6.3           Exchange Act Registration. The Company will continue its obligation to report to the SEC under Section 12 of the 1934 Act and will use its best efforts to comply in all material respects with its reporting and filing obligations under the 1934 Act, and will not take any action or file any document (whether or not permitted by the 1934 Act or the rules thereunder) to terminate or suspend any such registration or to terminate or suspend its reporting and filing obligations under the 1934 until the Investors have disposed of all of their shares.

6.4           Corporate Existence; No Conflicting Agreements.  The Company will take all steps necessary to preserve and continue the corporate existence of the Company.  The Company shall not enter into any agreement, the terms of which agreement would restrict or impair the right or ability of the Company to perform any of its obligations under this Agreement or any of the other agreements attached as exhibits hereto.

6.5           Underwritten Public Offering; Listing on Principal Exchange.   The Company shall use its best efforts to consummate an underwritten public offering of its Common Stock no later than the first anniversary of the Initial Closing.   In connection with the public offering the Company shall obtain a listing on the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (a “Principal Market”).  In the event that the Company is unable to complete an underwritten public offering, it shall proceed with a listing of its Common Stock on a Principal Market upon eligibility to do so.

SECURITIES PURCHASE AGREEMENT BETWEEN
CHINA GOLF GROUP, INC. AND THE INVESTORS NAMED HEREIN

6.6           No Issuance of Common Stock.    Except in connection with an initial public offering and issuances contemplated by this financing, until the earlier of (a) three years from the initial Closing Date or (b) the Restriction Termination Date, the Company will not issue any Common Stock or any securities into Common Stock.

6.7           Audit.  No later than the ten business days after the initial Closing Date, the Company shall retain Friedman LLP, the Company’s independent registered accounting firm to audit consolidated financial statements of the Company and its Subsidiaries for the nine month period ended September 30, 2010 which audit will be complete by December 31, 2010.

6.8           Sarbanes-Oxley Act Section 404 Attestation.  No later than the 10 business days after the initial Closing Date, the Company shall retain KPMG Beijing to attest to management’s assessment of its internal controls as of December 31, 2010 as required by Section 404 of the Sarbanes-Oxley Act of 2002.

6.9           D & O and Prospectus Liability Insurance.  No later than the five (5) business days after the Closing Date, the Company shall obtain (i) D & O Insurance with coverage in the amount to be determined by the Lead Investor from Marsh Brokers (Hong Kong) Limited and (ii) prospectus liability insurance in the amount to be determined by the Lead Investor.

6.10           Use of Proceeds; Escrow of Portion of Proceeds. The Company will use the net proceeds from the sale of the Common Stock, after payment of legal fees and other closing costs, for working capital.   The Company agrees that $2,000,000 of the proceeds of this financing will remain in escrow to be used to pay for legal, accounting, auditing and investor relations services, key man life insurance and D&O insurance and to pay for the shell. The Company shall instruct the Escrow Agent to disburse up to $2,000,000 of the proceeds of the sale of the Common Stock to be utilized to pay the aforementioned parties.

6.11           Right of First Refusal.

In the event that the Company seeks to raise additional funds through a private placement of its securities (a “Proposed Financing”), other than Exempt Issuances as to which this section does not apply, for a period of eighteen months after the initial Closing, each Investor shall have the right to participate in any subsequent funding by the Company of the offering price on a pro rata basis.  This right is personal to the Investors and is not transferable, whether in connection with the sale of stock or otherwise.  The terms on which the Investors shall purchase securities pursuant to the Proposed Financing shall be the same as such securities are purchased by other investors.  The Company shall give the Investors the opportunity to participate in the offering by giving the Investors not less than ten (10) days notice setting forth the terms of the Proposed Financing.  In the event that the terms of the Proposed Financing are changed in a manner which is more favorable to the potential investor, the Company shall provide the Investors, at the same time as the notice is provided to the other potential investors, with a new ten (10) day notice setting forth the revised terms that are provided to the other potential investors.

SECURITIES PURCHASE AGREEMENT BETWEEN
CHINA GOLF GROUP, INC. AND THE INVESTORS NAMED HEREIN

6.12           Price Adjustment.   For a period of eighteen months after the Closing, if the Company closes on the sale or issuance of Common Stock at a sale price, or warrants, options, convertible debt or equity securities with a exercise or conversion price per share which is less than the purchase price per share of Common Stock then the Investors will be issued additional shares of Common Stock by application of the weighted average method.  For purpose of determining the exercise price of warrants issued by the Company, the purchase price, if any, paid per share for the warrants shall be added to the exercise price of the warrants.

6.13           Insider Selling.  No Restricted Stockholders (as defined below) may sell any shares of Common Stock in the public market prior to the earlier of 24 months from the initial Closing Date or the Restriction Termination Date; provided, however, that if any Restricted Stockholder who is a director (and not an executive officer of the Company) shall cease to be a director, such Person may sell not more than a total of 50,000 shares of Common Stock in the public market during the period set forth in this sentence.  “Restricted Stockholders” shall mean any Person who is an officer, director or Affiliate of the Company on the date hereof or who becomes an officer or director of the Company subsequent to the initial Closing Date.  Without limiting the generality of the foregoing, the Restricted Stockholders shall not, directly or indirectly, offer to sell, grant an option for the purchase or sale of, transfer, pledge assign, hypothecate, distribute or otherwise encumber or dispose of any securities in the Company in a transaction which is not in the public market unless the transferee agrees to be bound by the provisions of this Section 6.14. The Company shall require any newly elected officer or director to agree to the restriction set forth in this Section 6.14.  The Lead Investor and the Investors shall not be considered Restricted Stockholders.

6.14           Employment and Consulting Contracts. For three years after the initial Closing, the Company shall obtain approval from the Board of Directors that any awards other than salary are customary, appropriate and reasonable for any officer, director or consultants whose compensation is more than $100,000 per annum.  This Section 6.15 does not apply to attorneys, accountants and other persons who provide professional services to the Company.

6.15           Deliveries of Make Good Escrow Shares based on Net Income.

6.15.1                       The Company hereby represents to the Investors that the Company’s Net Income for the fiscal year ending December 31, 2010 shall be at least $14,810,000 (the “2010 Target Number”).   As the Investors are relying on such expected profit in making their investment hereunder, and in order to attempt to make whole the Investors in the event these numbers are not met,  the Company shall deliver to the Escrow Agent at the Closing the Make Good Escrow Shares.

6.15.2                        In the event the Company’s Net Income for the fiscal year ended December 31, 2010 is less than the 2010 Target Number, the “2010 Percentage Shortfall” shall be computed by dividing the amount of the shortfall by the 2010 Target Number. Thus, for example, if the Company had Net Income for the fiscal year ending December 31, 2010 of $10,000,000 (representing a shortfall of $4,810,000 million), the 2010 Percentage Shortfall would be 32.47% ($4,810,000 million divided by $14,810,000).

SECURITIES PURCHASE AGREEMENT BETWEEN
CHINA GOLF GROUP, INC. AND THE INVESTORS NAMED HEREIN

6.15.3                        If the 2010 Percentage Shortfall is equal to or greater than 10%, then the Escrow Agent shall deliver the Make Good Escrow Shares to the Investors (in the ratio of their initial purchase of Common Stock) as follows:

6.15.4                        the Investors shall receive 50,000 shares of Common Stock for each one percent percentage of the 2010 Percentage Shortfall up to a maximum of  2,000,000 shares.  For example if the 2010 Percentage Shortfall was 34.47% the Investors would get 1,723,500 shares (i.e 34.47 times 50,000)

6.15.5                        In the event the Net Income for the year ended December 31, 2011 is less than $25,000,000 (the “2011 Target Number”) the “2011 Percentage Shortfall” shall be computed by dividing the amount of the shortfall by the 2011 Target Number.

6.15.6                        If the 2011 Percentage Shortfall is equal to or greater than ten percent (10%), then the Escrow Agent shall deliver the Make Good Escrow Shares to the Investors (in the ratio of their initial purchase of Common Stock) as follows: the Investors shall receive 50,000 shares of Common Stock for each one percent percentage of the 2011 Percentage Shortfall up to a maximum of  2,000,000 shares less whatever shares were paid out as a result of any 2010 Percentage Shortfall.

6.15.7                        The distribution of shares of Common Stock pursuant to this Section shall be made within five (5) business days after the Company files its Form 10-K for December 31, 2010 with the SEC and for December 31, 2011, as the case may be.

6.15.8                        The parties understand that, pursuant to the Securities Escrow Agreement, the Escrow Agent will not make any deliveries of shares without the signed written instructions from the Company and the Investors.

6.16           No Outside Interests.  The Company’s chairman, chief executive officer and chief financial officer will devote their full time and attention to the business of the Company and shall not have any business interests or activities other than as chairman, chief executive officer or chief financial officer, as the case may be, except that he or she may devote time, which shall not be material and which shall not interfere with his or her duties as the Company’s chairman, chief executive officer or chief financial officer, as the case may be, to personal passive investments and charitable and community activities.

6.17           Related Party Transactions.   For so long as that the Investors continue to own in the aggregate at least 25% of the Common Stock issued hereunder, all transactions with “related persons” (as defined by Item 404 of Regulation S-K) shall require the approval of the Board of Directors comprised of a majority of independent directors.

SECURITIES PURCHASE AGREEMENT BETWEEN
CHINA GOLF GROUP, INC. AND THE INVESTORS NAMED HEREIN

Article 7

COVENANTS OF THE INVESTOR

Each Investor, severally and not jointly, covenants and agrees with the Company as follows:

 7.1          Compliance with Law.  Each Investor’s trading activities with respect to Company’s Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of any public market on which the Common Stock is listed.

7.2           Limitation on Short Sales.  The Investor and its affiliates shall not engage in short sales of the  Common Stock.

7.2           Transfer Restrictions. Each Investor acknowledges that (a) the Common Stock have not been registered under the provisions of the 1933 Act, and may not be transferred unless (i) subsequently registered thereunder or (ii) the Investor shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Common Stock to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (b) any sale of the shares made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.

7.3           Restrictive Legend. Each Investor acknowledges and agrees that the shares of Common Stock shall bear a restrictive legend and a stop-transfer order may be placed against transfer of any such securities except that the requirement for a restrictive legend shall not apply to shares sold pursuant to a current and effective registration statement or a sale pursuant Rule 144 or any successor rule.

Article 7

CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS

The obligation of the Company to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date, of the following conditions:

8.1           No Termination. This Agreement shall not have been terminated pursuant to Article 10 hereof.

8.2           Representations True and Correct. The representations and warranties of the Investors contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on as of the Closing Date.

8.3           Compliance with Covenants.  The Investors shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by them prior to or at the Closing Date.

8.4           No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

SECURITIES PURCHASE AGREEMENT BETWEEN
CHINA GOLF GROUP, INC. AND THE INVESTORS NAMED HEREIN

Article 9

CONDITIONS PRECEDENT TO INVESTOR’S OBLIGATIONS

The obligation of the Investors to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date unless specified otherwise, of the following conditions:

9.1           No Termination. This Agreement shall not have been terminated pursuant to Article 10 hereof.

9.2           Representations True and Correct. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on as of the Closing Date.

9.3           Compliance with Covenants . The Company shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by it prior to or at the Closing Date.

9.4           No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

Article 10

TERMINATION, AMENDMENT AND WAIVER

10.1          Termination. This Agreement may be terminated at any time prior to the Closing Date.

10.1.1           by mutual written consent of the Investors and the Company;

10.1.2           by the Company upon a material breach of any representation, warranty, covenant or agreement on the part of any Investor set forth in this Agreement, or by any Investor upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company or the Investor, respectively, shall have become untrue, in either case such that any of the conditions set forth in Article 8 or Article 9 hereof would not be satisfied (a “Terminating Breach”), and such breach shall, if capable of cure, not have been cured within five (5) business days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach.

10.2           Effect of Termination. Except as otherwise provided herein, in the event of the termination of this Agreement pursuant to Section 10.1 hereof, there shall be no liability on the part of the Company or any Investor or any of their respective officers, directors, agents or other representatives and all rights and obligations of any party hereto shall cease.

SECURITIES PURCHASE AGREEMENT BETWEEN
CHINA GOLF GROUP, INC. AND THE INVESTORS NAMED HEREIN

10.3           Amendment. This Agreement may be amended by the parties hereto any time prior to the Closing Date by an instrument in writing signed by the parties hereto.

10.4           Waiver. At any time prior to the Closing Date, the Company or the Investors, as appropriate, may: (a) extend the time for the performance of any of the obligations or other acts of the other party or; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto which have been made to it or them; or (c) waive compliance with any of the agreements or conditions contained herein for its or their benefit.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

Article 11

GENERAL PROVISIONS

11.1           Indemnification.

(a)           The Investors agrees to indemnify, defend and hold the Company (following the Closing Date) and its officers and directors harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney’s fees, that any of them shall incur or suffer, which arise out of or result from any breach of this Agreement by the Investors or failure by the Investors to perform with respect to the representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement.  The indemnification by the Investors shall be limited to $50,000.00.

(b)           The Company agrees to indemnify, defend and hold the Investors (following the Closing Date) harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney’s fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of this Agreement or failure by the Company to perform with respect to the representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement.

(c)             In no event shall the Company or the Investors be entitled to recover consequential or punitive damages resulting from a breach or violation of this Agreement nor shall any party have any liability hereunder in the event of gross negligence or willful misconduct of the indemnified party.

11.2           Headings. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.3           Entire Agreement.  This Agreement (together with the Schedule, Exhibits,  and agreements and documents referred to herein) constitute the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

11.4           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

SECURITIES PURCHASE AGREEMENT BETWEEN
CHINA GOLF GROUP, INC. AND THE INVESTORS NAMED HEREIN

If to the Company:

Mr. Tiger Bi, CEO
Chin Golf Group, Inc.
China Merchants Tower, Suite 1503
161 Lujiazui East Road, Shanghai  PRC 20001
E-mail: biye666@hotmail.com

With a copy to:

Guzov Ofsink, LLC
600 Madison
New York, New York 10022
Attention: Darren Ofsink
E-mail: dofsink@go.com
Fax: (212) 688-7273

SECURITIES PURCHASE AGREEMENT BETWEEN
CHINA GOLF GROUP, INC. AND THE INVESTORS NAMED HEREIN

If to the Lead Investors:

Alpine Venture Associates, LLC.
15 Church Street
Alpine, New Jersey 07620
Attn: James Hahn
E-mail: James Hahn [JHahn@AsiaAlpha.com]
Fax:

If to the other Investors, at their addresses set forth on Appendix A.

11.6             Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

11.7             Binding Effect. All the terms and provisions of this Agreement whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and assignees.

11.8             Preparation of Agreement. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation.  The parties acknowledge each contributed and is equally responsible for its preparation. In resolving any dispute regarding, or construing any provision in, this Agreement, there shall be no presumption made or inference drawn because of the drafting history of the Agreement, or because of the inclusion of a provision not contained in a prior draft or the deletion or modification of a provision contained in a prior draft.

11.9             Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to applicable principles of conflicts of law.

11.10           Jurisdiction; Waiver of Jury Trial. If any action is brought among the parties with respect to this Agreement or otherwise, by way of a claim or counterclaim, the parties agree that in any such action, and on all issues, the parties irrevocably waive their right to a trial by jury. Exclusive jurisdiction and venue for any such action shall be the federal and state courts situated in the City, County and State of New York. In the event suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court if such party prevails on substantially all issues in dispute.

11.11           Preparation and Filing of Securities and Exchange Commission filings. The Investors shall reasonably assist and cooperate with the Company in the preparation of all filings with the SEC after the Closing Date due after the Closing Date.

SECURITIES PURCHASE AGREEMENT BETWEEN
CHINA GOLF GROUP, INC. AND THE INVESTORS NAMED HEREIN

11.12           Further Assurances, Cooperation. Each party shall, upon reasonable request by the other party, execute and deliver any additional documents necessary or desirable to complete the transactions herein pursuant to and in the manner contemplated by this Agreement.  The parties hereto agree to cooperate and use their respective best efforts to consummate the transactions contemplated by this Agreement.

11.13           Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing of the transaction contemplated hereby.

11.14           Third Parties. Except as disclosed in this Agreement, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective administrators, executors, legal representatives, heirs, successors and assignees.  Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

11.15           Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall nay single or partial exercise of any such right preclude other or further exercise thereof or of any other right.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

11.16           Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

11.17           Authority of Lead Investor.   By signing this Agreement each Investor authorizes the Lead Investor to execute and deliver to the escrow Agent joint written instructions with the Company pursuant to the Closing Escrow Agreement to disburse the escrowed funds in the manner contemplated by this Agreement and the Closing Escrow Agreement.

[SIGNATURES ON FOLLOWING PAGE]

SECURITIES PURCHASE AGREEMENT BETWEEN
CHINA GOLF GROUP, INC. AND THE INVESTORS NAMED HEREIN

[Signature page of Securities Purchase Agreement]

IN WITNESS WHEREOF, the Investors and the Company have as of the date first written above executed this Agreement.

THE COMPANY:

CHINA GOLF GROUP, INC.

By:	/s/ Ye Bi
Ye Bi, Chief Executive Officer

INVESTORS:

ALPINE VENTURE ASSOCIATES, LLC

By:

NAME OF  INVESTOR

Print Name:

Sign here if individual:

Sign below if corpation or other entity.

By:
Name:
Title:

Schedule A

Name and	Amount of	Number of Shares
Address	Investment	of Common Stock

Exhibit A

Closing Escrow Agreement

Exhibit B

Securities Escrow Agreement

Exhibit C

Registration Rights Agreement

SCHEDULES TO SECURITIES PURCHASE AGREEMENT

Schedule 4.3.1
Capitalization

Immediately prior to the Closing, the Company was authorized to issue 50,000,000 shares of common stock, par value $.001 per share (the “Common Stock”), with 30,124,577 shares issued and outstanding, and 1,000,000 shares of preferred stock, par value $.001 per share (the “Preferred Stock”), with no share issued and outstanding.

Immediately after the Initial Closing, the Company will have a total of 33,066,569 shares of Common Stock issued and outstanding.

Immediately prior to the Closing, the Company also had warrants to purchase a total of 442, 935 shares of Common Stock issued and outstanding.

Schedule 4.8
Brokers

Goodintend Holdings Limited, a wholly-owned subsidiary of the Company (“Goodintend”), entered into a Finder’s Fee Agreement with SHP Securities, LLC (“SHP”) on January 18, 2010 (the “Finder’s Fee Agreement”), which has terminated on July 30, 2010 pursuant to Section 3 thereof. However, pursuant to Section 3 of the Finder’s Fee Agreement, if Goodintend receives any financing from any investor that is introduced by SHP within 12 months after July 30, 2010, Goodintend shall pay SHP a finder’s fee as provided in Section 2(b) thereof.

Except as disclosed above, there was no agreement or arrangement in effect that entitles a broker, finder or investment banker to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement as of the date of this Agreement.

Schedule 6.1
Registration Rights

None.